AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 2002
                                CIK: 0001209900

                              REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                REGENETECH, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

              TEXAS                                     72-1521628
  (STATE OF INCORPORATION)                          (I.R.S. EMPLOYER
                                                   IDENTIFICATION  NO.)

                          1200 SMITH STREET, 16TH FLOOR
                                HOUSTON, TX 77002
                                  713.353.4649

              (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE
                    OFFICES AND PRINCIPAL PLACE OF BUSINESS)

                            ROBERT PARKER, PRESIDENT
                                REGENETECH, INC.
                          1200 SMITH STREET, 16TH FLOOR
                                HOUSTON, TX 77002
                                  713.353.4649
               (NAME, ADDRESS AND TELEPHONE OF AGENT FOR SERVICE)
                            ROBERT PARKER, PRESIDENT
                          1200 SMITH STREET, 16TH FLOOR
                                HOUSTON, TX 77002
                                  713.353.4649
                             ----------------------

                                   COPIES TO:

      RONALD PETERSON                         SHARON E. CONWAY, ESQ.
      THREE ARROWS CAPITAL CORP.              ATTORNEY AT LAW
      7517 WESTFIELD  DRIVE                   4840 W. PANTHER CREEK, SUITE 201
      BETHESDA, MD 20817-6627                 THE WOODLANDS, TX 77381-3542
      301.229.6240                            281.681.2230

                             ----------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.


                         CALCULATION OF REGISTRATION FEE



Title of each                 Dollar           Proposed maximum         Proposed maximum
class of securities           Amount to be     offering price           aggregate offering    Amount of
to be registered              registered       per share/certificate    price                 registration fee
--------------------------------------------------------------------------------------------------------------
Common Stock, no par value    $ 10,000,000     $ 10.00                  $ 10,000,000          $ 920.00

                                                                                       Total  $ 920.00




     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following: X

REGENETECH, INC.
            Cross-reference Sheet Showing Location in Prospectus of:

PART I  --  INFORMATION REQUIRED IN PROSPECTUS

Form SB-2 Item Number and Caption          Caption in Prospectus
---------------------------------          ---------------------
1.  Front of Registration Statement and
    Outside Front Cover of Prospectus      Outside Front Cover Page of
    Prospectus
2.  Inside Front and Outside Back Cover
    Pages of Prospectus                    Inside Front Cover Page of Prospectus
3.  Summary Information and Risk Factors   Prospectus Summary; Risk Factors
4.  Use of Proceeds                        Use of Proceeds
5.  Determination of Offering Price        Plan of Distribution
                                           Determination of Offering Price
6.  Dilution                               Dilution
7.  Selling Security Holders               Not applicable
8.  Plan of Distribution                   Plan of Distribution
9.  Legal Proceedings                      Business -- Legal Proceedings
10. Directors, Executive Officer,
    Promoters and Control Persons          Management
11. Security Ownership of Certain
    Beneficial Owners and Management       Principal Shareholders
12. Description of Securities              Description of Securities
13. Interest of Named Experts and Counsel  Not applicable
14. Disclosure of Commission Position on   Management -- Indemnification of
    Indemnification for Securities Act     Officers and Directors

15.  Organization Within Last Five Years   Organization of the Company
16.  Description of Business               Prospectus Summary; Risk Factors;
                                           Business; Certain Transactions
17.  Management's Discussion or
     Plan of Operation                     Management's Plan of Operations
18.  Description of Property               Business - Properties/Facilities
19.  Certain Relationships and Related
     Transactions                          Certain Transactions
20.  Market for Common Equity and Related
     Stockholder Matters                   Risk Factors; Shares Eligible for
                                           Future Resale
21.  Executive Compensation                Management: Executive Compensation
22.  Financial Statements                  Index to Financial Statements
23.  Changes In and Disagreements With
     Accountants on Accounting and
     Financial Disclosure                  None

                                1,000,000 SHARES

                              ReGeneTech, Inc. LOGO

                                  COMMON STOCK

                                    ---------

ReGeneTech, Inc., is offering these 1,000,000 shares of common stock to investors.

Our common stock is not listed on any national securities exchange or the NASDAQ Stock Market.

                                    ---------

This offering involves a high degree of risk. See "Risk Factors" beginning on page 4.

                                    ---------

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of the shares or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

================================================================================
                      Public         Broker-dealer
                      Offering       Discounts            Proceeds to
                      Price          Commissions          ReGenetech
--------------------------------------------------------------------------------
Per Share             $ 10.00        $ 0.50               $ 9.50
--------------------------------------------------------------------------------
Total                 $ 10,000,000   $ 500,000            $ 9,500,000
================================================================================

                                        ---------
The date of this Prospectus is December 12, 2002

     We have not authorized anyone to give you any information or make any representation that is not in this prospectus. The information in this prospectus is current and correct only as of the date of this prospectus, regardless of the time of its delivery or of any sale of the shares. We are offering to sell, and seeking offers to buy the shares only in jurisdictions where offers and sales are permitted. The information in this prospectus may be added to or changed. We may not sell these shares until the registration statement filed with the Securities and Exchange Commission is effective.

                                  -----------------------

                                TABLE OF CONTENTS

                       Page                                          Page

Prospectus summary       3              Description of securities             23
Risk factors             4              Future Resale of securities           23
Use of proceeds          9              Plan of Distribution                  23
Dilution                 10             Experts                               23
Plan of operations       12             Available Information                 23
Business                 14             Signatures of officers and
Management               19             directors                             24
Principal Shareholder    21             Index to financial statements         25

                               PROSPECTUS SUMMARY

This is a brief overview of the key aspects of this offering. We encourage you to read the entire prospectus.

                                REGENETECH, INC.

Our research will attempt to provide a solution to two (2) medical problems; reducing the side effects of chemotherapy and promoting tissue regeneration, specifically liver and other organs, muscle, and blood vessels. It is our intention to use technology derived from our exclusive patent rights with NASA and our research agreement with M.D Anderson Cancer Center to develop a process for extraction, expansion and reintroduction of donor derived Adult stem cells for therapeutic and regenerative results.

Cancer patients may receive high doses of chemotherapy that damages their bone marrow. As a result of the chemotherapy, some patients may experience severe infection or bleeding. This causes many physicians to reduce the chemotherapy dose, particularly in high-risk patients, below a level that the physician would consider optimal for treatment. We seek to use our proprietary technology to expand the patient's blood cells in order to allow them to be reintroduced into the body, to replace the cells that are not available due to damage to the bone marrow. If successful, this technology would significantly lessen some of the side effects of chemotherapy treatment.

Research throughout the world is beginning to show the strong possibility of utilizing adult stem cells to regenerate tissue. If our processes for expansion and reintroduction of adult stem cells derived from peripheral blood prove successful, they will provide a significant and cost effective method for patients in need of stem cell transplantation. Since a patient's own blood is used in the our process, rejection, contamination and the ethical problems associated with embryonic stem cells will not be an issue.

Balance Sheet Data:         At July 31, 2002
------------------          -----------------

Current assets              $ 77,471
Total assets                 210,423
Total liabilities            144,332
Shareholders' equity          66,091

We had a loss in 2002 of $192,299 as of July 31, 2002, after the costs of our business development. We currently are not generating revenues.

HOW TO COMMUNICATE WITH US:

Our office is at 1200 Smith Street, 16th Floor, Houston, TX 77002. Our telephone number is 713 353 4649, the fax number is 713 353 4601 and our email address is rparker@regenetech.com. Our website is http://www.regenetech.com.
----------------------                     -------------------------

HOW TO BUY SHARES:

Shares are to be sold "first come - first served," based on when we receive your share purchase order. The offering will end when either all of the shares have been sold or we terminate the offering. To buy shares, you may either:

Complete the share purchase order, on the secure website link, or complete the share purchase order in printed form and mail it to us, with your check made out to the company's account.

Notice of accepted share purchase orders will be sent by email or regular mail. When the offering is completed, you will receive a certificate for your shares.

                                  RISK FACTORS

You should carefully consider each of the risks and uncertainties described below and all of the other information in this prospectus or incorporated by reference before deciding to invest in shares of our common stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially and adversely affected. If these or other risks occur, the price of our common stock could decline and you may lose part or all of your investment.

EARLY STAGE OF TECHNOLOGY DEVELOPMENT AND OF STEM CELL THERAPIES: RISK OF TECHNOLOGICAL OBSOLESCENCE

We were founded in 2002 and, accordingly, have only a limited operating history upon which an evaluation of our business and prospects can be based. An investment in our shares should not be based upon financial history. Typical ratios and averages have no relevant investment meaning. To achieve profitable operations, we must successfully develop, test, receive any regulatory approvals, negotiate partnership or licensing agreements, and market and sell technology. Any technology resulting from our development efforts are not expected to be available for sale for at least one to three years, if at all. Potential technology that appears to be promising at early stages of development may not reach the market for a number of reasons. We cannot assure you that we independently or through collaborations will successfully develop, commercialize, manufacture, or market any technology. Moreover, stem cell therapy is a new and rapidly developing technology and is expected to undergo significant change in the future. Rapid technological development could result in our expected technology or methods of therapy becoming obsolete prior to successful commercialization of our technology.

HISTORY OF OPERATING LOSSES; ACCUMULATED DEFICIT; UNCERTAINTY OF FUTURE PROFITABILITY

We have experienced operating losses since inception in 2002. As of July 31, 2002, we had a deficit of $192,299. To date, substantially all of our resources have been derived from funds received from the sale of securities and debt incurred. We expect to incur additional losses at least for a number of years and expect losses to increase as our research and development efforts progress. To date, we have not generated any revenue from the sales of technology developed by ReGeneTech, nor do we expect to generate any such revenue for at least the first year, if at all. Even if profitability is achieved, the level of that profitability cannot be predicted. Furthermore, we expect that operating results will fluctuate from quarter to quarter as a result of differences in the timing of expenses incurred and the revenues received. See "Plan of Operation."

UNCERTAINTY OF MARKET ACCEPTANCE

Our success is dependent on acceptance of adult stem cell therapy technology that we successfully develop for the market. We believe that recommendations by physicians and healthcare payors will be essential for market acceptance of stem cell therapy technology. We cannot assure you that physicians and healthcare payors will conclude that such technology is safe. We cannot assure you that our technology will achieve or maintain significant market acceptance among patients, physicians, or healthcare payors, even if necessary regulatory and reimbursement approvals are obtained.

THE RESULTS OF OUR RESEARCH AND DEVELOPMENT ARE UNPREDICTABLE

Successful biotechnology technology development is highly uncertain and is dependent on numerous factors, many of which are beyond our control. Technology that appears promising in the early phases of development may fail to reach the market for numerous reasons, including, but not limited to being precluded from commercialization by the proprietary rights of others or by competing technologies for the same indication.

Success in preclinical and early clinical trials does not ensure that large-scale clinical trials will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit, or prevent regulatory approvals. The length of time necessary to complete clinical trials and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly and may be difficult to predict.

Factors affecting our research and development expenses include, but are not limited to: the number of and the outcome of clinical trials that may or must be conducted by us and/or our collaborators; in-licensing activities, including the timing and amount of related development funding or milestone payments; and future levels of revenues.

LACK OF MANUFACTURING CAPABILITY

We do not have internal manufacturing capabilities. Our current strategy is to rely upon collaborative partners to license our technologies. We cannot assure you that we will be able to establish such relationships on commercially acceptable terms.

LIMITED SALES AND MARKETING CAPABILITY

We limited internal marketing and sales capabilities. Our current strategy is to rely upon collaborative partners to market and sell any technology that we successfully develop for the market. If we have to market and sell our technology, we will have to develop a marketing and sales force with technical expertise and distribution capability. The creation of infrastructure to commercialize medical therapy technology is an expensive and time-consuming process. Alternatively, we could contract with other companies with distribution and direct sales forces. We cannot assure you that we will be able to establish marketing and sales capabilities or be successful in gaining market acceptance for our technology.

COMPETITION CAN BE INTENSE

We are unaware of competitors conducting research on adult stem cells derived from peripheral blood for the purpose of tissue regeneration and chemotherapy side effects reduction. We cannot be assured that we will not have vigorous competition. Competitive factors that could affect our sales include, but are not limited to: the timing of FDA approval of competitive technology; the pricing decisions of competitive technology; the degree of patent protection afforded our and our competitor's products; the outcome of any litigation affecting our patents; the development of alternative technology; and the rate of market penetration of competitive technology.

A number of biotech companies involved in stem cell research have failed. These companies have primarily focused on embryonic stem cell research, and the added cost and time delays of having to respond to moral, ethical, and legal questions has been more than they could absorb. Our technology is devoted to adult stem cell research and should not experience the same moral, ethical, and legal concerns. Even if our technology is shown to be successful, we cannot assure you that we can compete with another company that thereafter develops a competitive product.

OTHER COMPETITIVE FACTORS COULD AFFECT OUR SALES

Other competitive factors that could affect our product sales include, but are not limited to: the timing of FDA approval, if any, of competitive technology; our pricing decisions and the pricing decisions of competitors; the degree of patent protection afforded to particular technology; the outcome of litigation involving our patents and patents of other companies for products and processes related to production and formulation of those products; the increasing use and development of alternate therapies; and the rate of market penetration by competing technology.

ONLY A PART OF THE SHARES MAY BE SOLD, WHICH COULD LOWER OUR GROWTH RATE AND FUTURE INCOME

Our shares are being sold on a best efforts basis. That means that we will use our best efforts to locate investors. No individual or company is guaranteeing to invest any specific amount of money. There is no way for us to predict the number of our shares that will be purchased. To the degree that we are unsuccessful in selling less than the maximum shares offered, our fixed expenses will be a larger part of our income and we will have to limit spending for the purpose of attracting new business.

NO PUBLIC TRADING MARKET EXISTS FOR THE SHARES

Because this initial offering is only for up to $10,000,000, there may be no public trading market for our shares right after it is completed. ReGeneTech, Inc. realizes the need for the development of a trading market for its shares and will explore avenues to make this a reality. We will do our best to arrange with Three Arrows Capital Corp. or other registered broker-dealer to provide an order matching service for persons wishing to buy or sell shares after this offering is complete. If that does not happen, shareholders will have to find a prospective buyer and negotiate a price and terms of sale until a trading market or order matching service exists.

FLUCTUATIONS IN OUR OPERATING RESULTS COULD AFFECT THE PRICE OF OUR COMMON STOCK

Our operating results may vary substantially from period to period for several reasons including, but not limited to: the overall competitive environment for our technology; the availability of third-party reimbursements for the cost of therapy; the rate of adoption and use of our technology for approved indications and additional indications. Any one or more of these factors could cause the price of our common stock to decline.

OUR GROWTH STRATEGY IS EXPECTED TO GENERATE LOSSES IN THE NEAR FUTURE

We fully expect losses in the upcoming quarters as we increase our expenditures for business development and research. The "Use of Proceeds" and "Business" sections of this prospectus describe these expenditures and our objectives.

A VARIETY OF FACTORS COULD ADVERSELY AFFECT OUR CASH POSITION

Factors that could adversely affect our cash position include, but are not limited to, future levels of our royalty and contract revenues, expenses, in-licensing activities (including the timing and amount of related development funding or milestone payments), acquisitions, increasing staff and professional fees, capital expenditures, and the amount of any stock repurchased under any stock repurchase program.

OUR BUSINESS MODEL IS UNPROVEN AND MAY NOT PROVE PROFITABLE

We are making a number of assumptions in regard to the viability of our technology and the acceptance by the market. We have also made assumptions regarding medical research that is highly speculative and may easily never produce marketable technology.

IMMEDIATE AND SUBSTANTIAL DILUTION

Purchasers of the Common Stock in the Offering will suffer immediate and substantial dilution of $8.78 per share in the net tangible book value of the Common Stock from the initial public offering price of $10.00 per share, assuming all the shares are sold.

CONCENTRATION OF STOCK OWNERSHIP; CONTROL BY MANAGEMENT AND EXISTING
SHAREHOLDERS

Upon completion of the Offering, assuming the maximum numbers of shares are sold, the present directors, executive officers and principal stockholders of the Company will beneficially own approximately 88% of the outstanding Common Stock. As a result, if all or certain of the current stockholders were to act together, they would be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of the Company that may be favored by other stockholders.

NO DIVIDENDS ARE PRESENTLY INTENDED

We presently intend to retain any earnings and pay no dividends. Future dividends, if any, will depend on our profitability, financial condition, capital requirements, and other considerations determined by our Board.

WE DEPEND ON SKILLED PERSONNEL AND KEY RELATIONSHIPS

The success of our business depends, in large part, on our ability to attract and retain highly qualified management, scientific, manufacturing, and sales and marketing personnel and strategic partners, and on our ability to develop and maintain important relationships with leading research institutions and key distributors. Competition for these types of personnel and relationships is intense. We do not yet have a company employee stock option plan although we do plan to implement one in the future. However, the lack of incentives at this time may make it more difficult for us to obtain and keep qualified personnel or to maintain key strategic relationships. We cannot assure you that we will be able to attract or retain adequate skilled personnel or maintain key strategic relationships.

PROTECTING OUR PROPRIETARY RIGHTS IS DIFFICULT AND COSTLY

The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions. Accordingly, the breadth of claims allowed in these companies' patents cannot be predicted. Patent disputes are frequent and can preclude commercialization of technology. We may in the future be involved in material patent litigation. Patent litigation is costly in its own right and could subject us to significant liabilities to third parties and, if decided adversely, we may need to obtain third-party licenses at a material cost or cease using the technology or product in dispute. The presence of patents or other proprietary rights belonging to other parties may lead to the termination of the research and development of a particular product. We believe that we have strong patent protection or the potential for strong patent protection for a number of our products and processes that we are developing through our patent license agreement with NASA. However, if we do become involved in litigation over one or more patents, the courts will determine the ultimate strength of patent protection of our products and those on which we may in the future earn royalties.


                                 USE OF PROCEEDS

The net proceeds to us from this offering are estimated to be approximately $9,500,000, excluding approximately $60,000 of offering expenses already paid or budgeted by the company. We expect to use the net proceeds over the 24-month period for the purposes outlined below. If less than the maximum offering is raised, we intend to allocate proceeds in the same proportions as if the maximum were raised.

                                         (1,000,000 shares)
                                          --------------

1.  Facility expansion                        $1,000,000
2.  Marketing initiatives                     $2,000,000
4.  Capital equipment                         $3,000,000
5.  Tissue Engineering R&D                    $3,000,000
6.  Working capital                          $   500,000
                                              ----------
                                              $9,500,000
                                              ==========

     Description of Use of Net Proceeds

1. Facility expansion. We will move into new leased quarters when the Board determines it necessary.
2. We will hire additional support staff and medical research personnel as needed.
3. Funds from this offering not needed immediately will be placed in money market instruments.
4. Our agreements with M.D. Anderson call for payments of $15,000 per month.
5. A reserve for unknown and unanticipated expenses is contained in working capital above.

  We do not anticipate changes in the proposed allocation of estimated net proceeds of this offering. However, events may require changes and we reserve the right to make changes, if we believe they are in the best interests of ReGeneTech, Inc.

                                    DILUTION

The public offering price per share is substantially higher than the net tangible book value per share of our common stock. Purchasers of shares in this offering will experience immediate and substantial dilution in the pro forma net tangible book value per share. The issuance of additional equity securities could also cause substantial dilution of the ownership interest of purchasers of the shares offered by this prospectus.

On July 31, 2002, we had a negative net tangible book value of ($33,703) or ($.01) per share. The net tangible book value per share is equal to our total tangible assets, less total liabilities and divided by total number of shares of common stock outstanding. After giving effect to the receipt of $9,440,000 from the sale of 1,000,000 shares of common stock at the $10.00 per share after deducting the underwriting fees and estimated expenses of this offering, the adjusted net tangible book value as of July 31, 2002 would have been $9,406,297 or $1.28 per share. This represents an immediate increase in net tangible book value to existing shareholders of $1.29 per share. It represents an immediate dilution to new investors purchasing shares in this offering of $8.72, or 87.2% per share.

     The following table illustrates the per share dilution to new investors purchasing common stock in this offering:
                                                            -------------------
Public offering price per share                                          $10.00
     Net tangible book value (deficit) per share
       as of July 31, 2002                                                ($.01)
     Increase per share attributable to new investors                     $1.29

Pro forma net tangible book value per share
     after this offering                                                  $1.28

Dilution per share to new investors                                       $8.72
                                                                          =====

The following table illustrates on an adjusted basis as of July 31, 2002, the difference between the number of shares of common stock purchased, the total consideration paid, and the average price paid by existing shareholders and by the new investors purchasing common stock in this offering, before deduction of estimated underwriting fees and estimated expenses of this offering payable to us.

               Shares Purchased          Total Cash Consideration
               -----------------          --------------------------
                         Number     Percent       Amount    Percent    Per Share

Existing shareholders    6,348,500    86%       $250,057      2.4%     $    .04
New investors            1,000,000    14     $10,000,000     97.6%       $10.00
Total                    7,348,500   100%    $10,250,057    100.0%

                                 DIVIDEND POLICY

We do not pay any cash dividend on our common stock. We presently intend to retain any future earnings to finance our growth plan. Any future agreements with lenders may also restrict our ability to pay dividends.

                                PLAN OF OPERATION

The following Plan of Operation of the Company should be read in conjunction with the Company's financial statements and notes and the other financial information included elsewhere in this prospectus. In addition to historical information, this Plan of Operation and other parts of this prospectus contain forward-looking information that involves risks and uncertainties. The Company's actual results could differ materially from those anticipated by this forward-looking information as a result of certain factors including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

The Company is a developmental stage company that intends to become a leader in the provision of adult stem cell treatments for bone marrow transplant procedures and to develop technology in tissue engineering. Since its inception, the Company's operations have been limited to developing the concept for these medical therapies and technology, organizing a corporate structure and raising capital.

As was discussed in the Use of Proceeds section, if we sell only the minimum number of shares offered the net proceeds will enable us to begin marketing the bone marrow stem cell therapy only. The following plan of operations is based upon our selling the maximum number of shares being offered. If we sell less than the maximum, we will determine the proper allocation of the proceeds received in excess of the minimum net proceeds.

During the first quarter following funding, we intend to hire four additional people. We also indent to rent suitable laboratory facilities and equipment or otherwise contract for services to provide our principal collaborator, Dr. Zeev Estrov, with the means to provide both the stem cell bone marrow therapy treatments and begin research work in tissue engineering. Cash expended is expected to be as follows:

     General and administrative expenses               $  500,000
     Acquisition of property and equipment             $  325,000
     First quarter total expenditures                  $  825,000

During the second quarter following funding, we plan to initiate sales and marketing for the bone marrow stem cell therapy treatment. We expect to expend cash during this quarter as follows:

     General and administrative expenses             $  1,000,000
     Acquisition of property and equipment           $    325,000
     Second quarter total expenditures               $  1,325,000

During the third quarter following funding, we anticipate hiring eight new people to provide sales and marketing as well as accounting and clerical positions. We plan to actively investigate tissue engineering candidate technology and therapies. We expect to expend cash during this quarter as follows:

     General and administrative expenses             $  1,000,000
     Acquisition of property and equipment           $    325,000
     Third quarter total expenditures                $  1,325,000

In the fourth quarter following funding, we expect to negotiate collaborative agreements for both research and development and for sales and marketing. We expect to expend cash during this quarter as follows:

     General and administrative expenses             $  1,000,000
     Acquisition of property and equipment           $    525,000
     Fourth quarter total expenditures               $  1,525,000

Licensing revenue is expected to begin during the thirteenth month from our facility. We anticipate sales of bone marrow stem cell therapy technology of less than $500,000. Throughout the twenty-four month period, excess funds (if any) will be invested in money market instruments. Interest income is expected at market rates.

PROCEEDS OF OFFERING

Our Cash Requirements. Proceeds from sale of all the shares in this Offering would satisfy our expected cash requirements during our developmental period and also fund the business until 2005, when we plan to receive more cash from operations than we are paying. We should not need to raise additional funds to meet our commitments. If the proceeds from this offering are less than $2,000,000, we should need money from another source to carry out operations in a timely fashion. Proceeds from this offering of more than $2,000,00, but less than the full $10,000,000 may require us to raise additional capital or slow development to cover net cash outflow during the first two years of operations. Our financial statements are presented as a going concern on the basis that funding will be available from some source if the maximum is not sold.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus are forward-looking statements concerning our operations, economic performance, and financial condition. Forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, are included, for example, in the discussions about: our strategy; our future relationship with strategic partners; our liquidity; product sales, royalties, and contract revenues; new product development or product introduction; expenses and net income; our credit risk management; our asset/liability risk management; our operational and legal risks; our consumer business; and how we may be affected by certain legal proceedings.

These statements involve risks and uncertainties. Actual results may differ materially from those expressed or implied in those statements. Factors that could cause these differences include, but are not limited to, those discussed under "Risk Factors" and "Plan of Operation."

ACQUISITION STRATEGY

We have no plans to acquire other businesses at this time. We will, however, be open to possibilities that we believe would increase our customer base and revenues.

MARKETING STRATEGY

We plan to invest heavily in marketing in 2003. This spending will be utilized for advertising in media, public relations, and the hiring of marketing personnel.

                                    BUSINESS

Cancer patients may receive high doses of chemotherapy that damages their bone marrow. With damage to the bone marrow, red blood cells, white blood cells, and platelet counts drop. The current solution is give blood and platelet transfusions to the patient from donors, but this is an expensive solution and does not always work. Additionally, some patients require hospitalization because chemotherapy causes bone marrow damage and suppresses the immune system. As a result of the damage caused by chemotherapy, some patients die of severe infection or bleeding. This causes many physicians to reduce the chemotherapy dose, particularly in high-risk patients, below a level that the physician would consider optimal for treatment. In the past, attempts to use expanded blood cells to overcome this problem has proven to be too expensive and has not proven beneficial in the clinical arena. We seek to use our own proprietary technology along with technology that has been obtained through exclusive licenses from NASA to expand blood cells in order to allow them to be reintroduced into the body to replace the cells that are not available due to damage to the bone marrow. If successful, this technology would significantly lessen some of the side effects of chemotherapy treatment and at an affordable cost. The expansion experiments are currently being conducted pursuant to a contract with a leading medical research center in Houston.

Research throughout the world is beginning to show the possibility of using stem cells to regenerate tissue. We seek to use our own proprietary technology along with the technology obtained through exclusive licenses from NASA to expand blood cells and bone marrow for reintroduction into the body to test the regenerative effect on tissue. Specific targeted research areas are bone marrow regeneration and regenerative repair of tissues such as liver, gut, muscle, and blood vessels. Currently, there are about 30,000 people per year diagnosed with leukemia. Of that group, only about 10,000 can find a suitable, matching bone marrow or peripheral blood stem cell donor leaving the remainder with little hope of transplantation. For those that can find a match, bone marrow or stem cell transplantation is painful and expensive. If our processes for blood stem cells prove successful, they will provide a significant treatment method for patients in need of stem cell transplantation. Since a patient's own blood is used in our expansion process, rejection during transplantation is not an issue.

BUSINESS DEVELOPMENT

Our system gives early evidence that it enables a desired mixture of therapeutic adult stem cells to be grown from small starting amounts of donated cells from human blood or marrow to regenerate healthy tissue. Early product focus is upon adult blood cells for restoring normal blood in patients needing stem cell transplants. By focusing exclusively on adult stem cells, we avoid the ethical controversies and problems associated with embryonic stem cells.

LICENSING

We do not expect to initially produce products. We expect to derive revenues from licensing of our technology and intellectual properties.

MARKETING

We will attempt to license our proprietary technology to medical device makers, academic institutions, pharmaceutical companies and hospitals.

We believe that if our research is successful the benefits of our technology will be widely demanded once understood by patients and practitioners alike. We expect to work with groups such as the National Bone Marrow Registry, the American Cancer Society and the National Hospital Association to make the treatment and benefits well understood.

COMPETITION

The biotechnology and medical device industries are characterized by rapidly evolving technology and intense competition. Our possible competitors include major pharmaceutical, medical device, medical products, chemical, and specialized biotechnology companies, most of which possess substantially greater financial, technical, and marketing resources than ReGeneTech. In addition, many biotechnology companies have formed collaborations with large, established firms to support research, development and commercialization of products that may be competitive with our expected technology. Academic institutions, governmental agencies, and other public and private research organizations are also conducting research activities and seek patent protection, and many commercialize products on their own or through joint ventures. The initial market is currently dominated by the bone marrow collection methods technologies that have been practiced for some time. We believe our adult stem cell technology is superior to current practices.

NASA SHUTTLE EXPERIMENTS

We hold an exclusive license with NASA, through its technology transfer program, for the NASA technology on the use of its bioreactor. These simulation units have been in use for the last ten years in thousands of laboratory experiments performed in hundreds of universities, hospitals and research laboratories around the world.

The simulation unit was originally designed for use in astronaut-operated experiments involving the growth of cells aboard the space shuttles. The striking results of these experiments prompted the development of a system that emulates the weightless environment found in space, which was subsequently patented by NASA. The NASA Biotechnology Cell Science Program, directed by Dr. Neal Pellis at NASA's Johnson Space Center in Houston and convenient to our offices, involves more than 100 scientists, engineers and support personnel around the nation.

More specifically, we have licenses to the following NASA patents:


PATENT
NUMBER                 DATE            TITLE

5,153,132              10/06/92        "THREE-DIMENSIONAL CO-CULTURE PROCESS"

5,153,133              10/06/92        "METHOD FOR CULTURING MAMMALIAN CELLS IN
                                        A HORIZONTALLY ROTATED BIOREACTOR"

5,155,034              10/13/92        "THREE-DIMENSIONAL CELL TO TISSUE
                                        ASSEMBLY PROCESS"

5,155,035              10/13/92        "METHOD FOR CULTURING MAMMALIAN CELLS IS
                                        A PERFUSED BIOREACTOR"

5,308,764              03/03/94        "MULTI-CELLULAR 3-DIMENSIONAL LIVING
                                        MAMMALIAN TISSUE"

5,496,722              03/05/96        "METHOD FOR PRODUCING NON-NEOPLASTIC,
                                        3-DIMENSIONAL MAMMALIAN TISSUE AND CELL
                                        AGGREGATES UNDER MICROGRAVITY CULTURE
                                        CONDITIONS AND THE PRODUCTS PRODUCED
                                        THEREFROM"

5,627,021              05/05/97        "THREE-DIMENSIONAL CO-CULTURE PROCESS"

5,846,807              12/08/98        "MEDIA COMPOSITIONS FOR THREE-DIMENSIONAL
                                        MAMMALIAN TISSUE GROWTH MICROGRAVITY
                                        CONDITIONS"

5,858,783              01/12/99        "PRODUCTION OF NORMAL MAMMALIAN ORGAN
                                        CULTURE USING A MEDIUM CONTAINING
                                        MEM-ALPHA, LEIBOVITZ L-15, GLUCOSE
                                        GALACTOSE FRUCTOSE"

6,117,674              09/12/00        "HORIZONTAL ROTATING-WALL VESSEL
                                        PROPOGATION IN VITRO HUMAN TISSUE
                                        MODELS"

The patents relating to liver assist devices, hepatic cell types, and renal cells are subject to exclusive licenses. The patents with respect to in vitro testing are subject to non-exclusive licenses.

The patents relating to liver assist devices, hepatic cell types, and renal cells are subject to exclusive licenses. The patents with respect to in vitro testing are subject to non-exclusive licenses. The original rights to these patents were provided to CJAB Associates and subsequently licensed by CJAB to us.

INTELLECTUAL PROPERTY AND TECHNICAL SOLUTIONS

We draw our technology from licenses to the following NASA patents:

"Three-Dimensional Co-Culture Process" 5,153,132 issued 10/6/1992. "Laboratory process provides environmental conditions favoring simultaneous growth of co-cultures of mammalian cells of more than one type. Cultures become three-dimensional tissue-like assemblies serving as organoid models of differentiation of cells. Process used, for example, to study growth of human colon cancers, starting from mixtures of normal colonic fibroblasts and partially differentiated colon adenocarcinoma cells.

"Method for Culturing Mammalian Cells in a Horizontally Rotated Bioreactor" 5,153,133 issued 10/6/1992. "A bioreactor system where cell growth micro-carrier beads are suspended in a zero head space fluid medium by rotation about a horizontal axis and where the fluid is continuously oxygenated from a tubular membrane which rotates on a shaft together wit rotation of the culture vessel. The oxygen is continuously throughput through the membrane and disbursed into the fluid medium along the length of the membrane."

"Three-Dimensional Cell to Tissue" 5,155,034 issued 10/13/1992. "The present invention relates to a 3-dimensional cell to tissue and maintenance process, more particularly to methods of culturing cells in a culture environment, either in space or in a gravity field, with minimum fluid stress, freedom for 3-dimensional spatial orientation of the suspended particles and localization of particles with differing or similar sedimentation properties in a similar spatial region."

"Method for Culturing Mammalian Cells in a Perfused Bioreactor" 5,155,035 issued 10/13/1992. "A bioreactor system wherein a tubular housing contains an internal circularly disposed set of blade members and a central tubular filter all mounted for rotation about a common horizontal axis and each having independent rotational support and rotational drive mechanisms. The housing, blade members and filter preferably are driven at a constant slow speed for placing a fluid culture medium with discrete microbeads and cell cultures in a discrete spatial suspension in the housing. Replacement fluid medium is symmetrically input and fluid medium is symmetrically output from the housing where the input and the output are part of a loop providing a constant or intermittent flow of fluid medium in a closed loop."

"Multi-Cellular Three-Dimensional Living Mammalian Tissue" 5,308,764 issued 5/3/1994. "The present invention relates to a multi-cellular, three-dimensional, living mammalian tissue. The tissue is produced by a co-culture process wherein two distinct types of mammalian cells are co-cultured in a rotating bioreactor, which is completely filled with culture media and cell attachment substrates. As the size of the tissue assemblies formed on the attachment substrate changes, the rotation of the bioreactor is adjusted accordingly."

"Cultured Normal Mammalian Tissue and Process" 5,496,722 issued 5/5/1996. "Normal mammalian tissue and the culturing process have been developed for the three groups of organ, structural and blood tissue. The cells are grown in vitro under micro-gravity culture conditions and form three dimensional cell aggregates with normal cell function. The micro-gravity culture conditions may be micro-gravity or simulated micro-gravity created in a horizontal rotating wall culture vessel."

"Multi-Cellular, Three-Dimensional Living Mammalian Tissue" 5,846,807 issued 5/6/1997. "The process of the present invention relates to a three-dimensional co-culture process."

"Media Compositions for Three-Dimensional Mammalian Tissue Growth Under" 5,846,807 issued 12/8/1998. Identical abstraction as in 5,496,722 above.

"Production of Normal Mammalian Organ Culture Using a Medium Containing Mem-Alpha, Leibovitz L-15, Glucose Galactose Fructose" 5,858,783 issued 12/12/1999. Abstraction as in 5,496,722 above plus "The medium used for culturing the cells, especially a mixture of epithelian and mesenchymal cells contain a mixture of Mem-alpha and Leibovitz L-15 supplemented with glucose, galactose and fructose."

"Cultured High-Fidelity Three Dimensional Human Urogenital Tract Carcinomas and Process" 5,851,816 issued 12/22/1998. "Artificial high-fidelity three-dimensional human urogenital tract carcinomas are propagated under in vitro microgravity conditions from carcinoma cells. Artificial high-fidelity three-dimensional human urogenital tract carcinomas are also propagated from a coculture of normal urogenital tract cells inoculated with carcinoma cells. The micro-gravity culture conditions may be micro-gravity or simulated micro-gravity created in a horizontal rotating wall culture vessel."

"Horizontal Rotating-Wall Vessel Propagation in Vitro Human Tissue Models" 6,117,674 issued 9/12/2000. "A process for propagating a pathogen in a three-dimensional tissue mass cultured at micro-gravity conditions in a culture vessel containing culture media and a culture matrix is provided. The three-dimensional tissue mass is inoculated with a pathogen and pathogen replication in the cells of the tissue mass achieved."

INTELLECTUAL PROPERTY CHARACTERISTICS

Our success depends in part on our ability, and the ability of our licensors, to rely upon patent protection for our products, processes and services. We have rights to over 10 issued U.S. patents that were obtained under a technology transfer program by the National Aeronautics and Space Agency (NASA). These patents present claims to a process for cell growth in a bioreactor environment providing a weightless process that gives significantly greater cell growth numbers with less damage than any other technology on the market today. NASA will share in royalties pursuant to the license agreement. Royalty-based products include the components of an item sold, used, leased, transferred, or otherwise disposed of by us or our licensees that are covered by or included within the patents. For purposes of the license, these products include the methods and processes for proliferating bone marrow tissues, red and white blood cells and the resultant tissues and cells.

The validity and breadth of claims in medical technology patents involve complex legal and factual questions and, therefore, may be highly uncertain. We cannot provide assurance that any future patents by us or our licensors will be issued, that the scope of any patent protection will exclude competitors or provide competitive advantages to us, that any of the patents that have been or may be issued to us or our licensors will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held or licensed by us. Furthermore, there can be no assurance that others have not developed or will not develop similar products, duplicate any of our products or design around any patents that have been or may be issued to us or our licensors. Since patent applications in the United States are maintained in secrecy until patents issue, we also cannot be certain that others did not first file applications for inventions covered by our, and our potential licensors' potential patent applications, nor can we be certain that we will not infringe any patents that may be issued to others on such applications.

We rely on licenses granted by NASA for certain patent rights. If we breach such agreements or otherwise fail to comply with such agreements, or if such agreements expire or are otherwise terminated, we may lose our rights in such patents, which would have a material adverse on our business, financial condition and results of operations.

We will also rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. It will be our policy to require employees, consultants, contractors, manufacturers, outside scientific collaborators and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with the company. These agreements will provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and disclosed to third parties except in specific limited circumstances. We will also require signed confidentiality or material transfer agreements from any company that is to receive our confidential information. In the case of employees, consultants and contractors, the agreements generally will provide that all inventions conceived by the individual while rendering services to us shall be assigned to us. We cannot provide assurance, however, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

Our success will also depend in part on our ability to develop commercially viable products without infringing the proprietary rights of others. While we have conducted an extensive patent search and have not found any patents that would preclude use of our technology, it must be understood that pending patent applications are maintained secret by the United States Patent Office and there is the remote chance that there could be a pending patent application that could limit the use of some of our technology unless we obtain a license from a future patent holder.

The U.S. Government has certain rights in the technology developed with the patents that they have licensed to the company. These rights include a right to require us to grant an exclusive license under any of such inventions to a third party if the government determines that (i) adequate steps have not been taken to commercialize such inventions, (ii) such action is necessary to meet public health or safety needs or (iii) such action is necessary to meet requirements for public use under federal regulations.

Government regulations, including FDA, may impose costly and time-consuming restraints that could materially affect us.

As in any medical research, the research could conclude that the theories are not supportable and no viable medical procedure can be derived from the research in which case we could have no revenue stream.

PRODUCT APPROVAL

We believe that Adult stem cell treatment protocol is exempt from the need for FDA approval, but if we find that we are not exempt from FDA approval requirements, we intend to evaluate our technology in multi-site clinical trials in the U.S. under Investigational Device Exemptions (IDEs) from the FDA. Such an undertaking would require substantially more funds than are now available to the Company and we would seek partnerships or other arrangements to permit such trials to be conducted. There is no guarantee that such partnerships would be available to us or that other arrangements could me made on a suitable basis.

The majority of our revenues will come from patent and technology licensing.

INCORPORATION

We were incorporated in Texas on March 7, 2002 as BioCell Innovations, Inc. We formally changed the name of the company to ReGeneTech on November 6, 2002.

LEGAL MATTERS

Certain legal matters with respect to the validity of the common stock offered hereby have been passed upon for us by Susan Conway, Esq.

EXPERTS

The financial statements as of and for the period ended July 31, 2002 have been audited by the firm of Thomas Leger & Co., L.L.P., independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

EMPLOYEES

We currently have five employees, three of which are full time. Full time employees are Robert Parker, Robert Young and Donnie Rudd. Glen Odom and Charles Heathman are currently with us on a part time basis. We intend to hire employees as revenues continue to increase, and are actively recruiting for many positions. We expect to have sixteen employees by the end of 2003.

FACILITIES

We currently pay a monthly fee an average monthly fee of $786.03 through March 31, 2003 for office space at our headquarters, under a service agreement. Adequate space at attractive rentals is available in the Houston, TX area should we choose to move.

LEGAL PROCEEDINGS

We are not a party to nor have been subject to any legal proceedings or pending legal proceedings.

                                   MANAGEMENT

Our board of directors is responsible for our policies and the selection and oversight of management. The board is elected annually by the shareholders. The present terms for all directors will conclude at the annual meeting of shareholders in 2003.

DIRECTORS AND OFFICERS

The following table sets forth the names and positions of our Directors, Executive Officers, Advisors and key employees.

     Name                    Age              Position
     ----                    ---              --------
     Robert Parker           51               President
     Glen Odom               44               Chief Operating Officer & Director
     Donnie Rudd, J.D.       60               Secretary
     Robert Young            63               CFO & Director
     William Jayroe          46               Director
     Francis Cronin          63               Director
     H. Lee Murphy III       44               Director
     Kyle A. Shanks          44               Director
     Thad Minyard            32               Director
     John Houston Echols     44               Director


Mr. Parker, our President, has been an independent consultant on mergers, acquisitions and start up ventures for the past 2 years. From 1997 to 1999 he was an executive in the telecommunications industry, including positions as Chief Executive Officer of Vista Telecom. In 1999 Mr. Parker joined Phones For All as Chief Operating Officer and remained until 2000. Mr. Parker has a B.A. from the University of South Florida.

Mr. Odom, our COO, VP, and a director, has been a senior engineer for United Space Alliance since 1989. His responsibilities include overseeing design, development, implementation and operations of communication systems used on the Space Shuttle. Mr. Odom has a B.S. in Technology from the University of Houston.

Mr. Rudd, our Secretary has degrees in chemical engineering from Texas A&M University and a J.D. degree from Chicago-Kent College of Law. He attended the Masters of Patent Law program at John Marshall Law School. He was a patent attorney for the Quaker Oats Company and directed litigation for U.S. Gypsum Corporation. From 1996 to July 1999 Mr. Rudd was CEO of SmallDog Productions, an Internet marketing company. His duties were to direct the companies business operations. From August 1999 to October 2000 he was Director of Internet Operations for Electrotex, Inc. publications. From November 2000 to April 2002 he was Director of Business Enterprises for Panex, Inc., a company specializing in SAP software. He joined ReGeneTech, Inc. in April 2002. He practiced law in his own law firm for over 15 years. He has written 15 books and over 160 technical publications.

Mr. Young, our CFO, Treasurer, and a Director, has been a Vice-president of Bosineau International since 1995, a firm that provides advice to closely held companies, affluent individuals and professional athletes concerning asset allocation, estate planning, trusts, insurance, taxes and wealth management. He formerly worked for 20 years with an international oil company, having held various financial positions responsible for accounting, project finance and domestic taxes. Mr. Young has an M.B.A. from Stanford University.

William Jayroe, a Director, has two decades of experience in technology development, sales and management expertise within the petrochemical industry. He began his career with a global oilfield service company and left to form his own firm, Turbeco, Inc., which was acquired by Flotek Industries, Inc. Mr. Jayroe served as President and CEO of Flotek (a publicly-traded company) until 1998. Since 1998 he has been Director of Energy Practice for Digital Consulting & Software Services where he has been in charge of IT solutions growth. He serves as a director on several private and public boards as well as advisory boards for other companies. He holds a BS degree from Texas A&M.

Mr. Cronin, a Director, has served as the agent for the New York office of the Department of Housing and Urban Development, Insured Hospital Division, since October 2002, with responsibilities for insuring hospital mortgages. From 1997 to 2001 he served as the President and CEO of Christ Hospital in Jersey City, NJ, where he engineered a merger with Bon Secours Hospital. From 2001 until September 2002, he was an officer at Carlisle Consulting in charge of turnarounds and mergers. Mr. Cronin is a Fellow of the American College of Healthcare Executives and has served as its Chairman, representing the United States and Canada at the International Healthcare Federation. He is a Certified Fellow and member of the Board of Directors of the American Academy of Medical Administrators and was named its 1994 Healthcare Executive of the Year. He has served on the House of Delegates and the Governing Board of the American Hospital Association. He is a member of the Planning Committee for the New England Healthcare Assembly and has served as Chairman of the New Hampshire Hospital Association and is now a Trustee Emeritus. Mr. Cronin has also been a member of the Chancellor's Roundtable and a Distinguished Lecturer at the University of California, Riverside. He has been a preceptor and Lecturer in health services administration at George Washington University and Associate Professor and preceptor at the University of New Hampshire. He has also served as Chairman of the New Hampshire Vocational College and the Health Education Consortium of Manchester, NH. In 1995 he was named a distinguished Alumnus of George Washington University. He holds a bachelor's degree from Georgetown University and an MBA in Healthcare Administration from George Washington University, both in Washington, DC.

Mr. Murphy, a Director, has nearly two-dozen years of sales, operations, and management expertise in the office automation and telecommunications industries. He presently serves as the COO and as a Principal for Specialty Outsourcing Solutions. For the previous ten years Mr. Murphy served as Vice-President of Sales for MedTech/RRI where he was responsible for procurement of major accounts. He holds a BA degree from Sam Houston State University.

Mr. Shanks, a Director, has owned and operated Sun City Graduation Services, a consulting firm, since 1993 and retains affiliations with several other companies. He held executive banking positions for five years and has extensive experience in finance and investments. Mr. Shanks received a BBA degree from the University of Texas.

Mr. Minyard, a Director, has 32 years experience in the office furniture industry. He launched his career working with Steelcase Corporation Sales Division for 11 years. He presently serves as C.E.O. and Chairman of the Board of McCoy Inc, Rockford Business Interiors and Memphis Business Interiors. He is also a Director on the board of several charitable organizations and private companies. Mr. Minyard is a graduate of Texas Technology University earning him a Bachelor's Degree in Business Administration. In 1970, he attained a Masters degree at the Southern Methodist University.

Mr. Echols, a Director, was elected a director and Chief Executive Officer, Baytown Region of Southwestern Bank in January 2001. Mr. Echols had been the Chairman of the Board and President of Citizens Bankers, Inc. prior to its merger with the Company on December 29, 2000, and the Chairman of the Board and Chief Executive Officer of Citizens Bank and Trust Company of Baytown, Texas ("Citizens Bank") since 1998. Prior to that time, Mr. Echols was a Vice President of Citizens Bank for more than three years. Mr. Echols had been with Citizens Bank since 1982. Mr. Echols received a Bachelor of Arts degree from Southern Methodist University.

COMMITTEES

Audit and Governance Committee. The Board has established an audit committee of three independent directors, John Echols, Frank Cronin and William Jayroe. The audit committee will make recommendations concerning the engagement of independent public accountants; review their independence, the services they provide and the results of the audit engagement. The audit committee will also consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls.

Compensation Committee. The Board has established a compensation committee of three independent directors, Lee Murphy, Thad Minyard, and Kyle Shanks. The committees will make recommendations concerning the compensation of officers of the company as well as set guidelines for policies and procedures for officers and directors.

MEETINGS AND COMPENSATION OF DIRECTORS

The directors meet at least quarterly. The Audit Committee and Compensation and Corporate Governance Committee meet at least twice annually.

EXECUTIVE COMPENSATION

We have four employment agreements with standard provisions. No one was paid $100,000 or more through the date of filing for 2002. Our chief executive officer, Robert Parker, was paid for partial services in 2002 and is expected to be paid $120,000 in 2003, excluding any bonuses that the Board may choose to award.

STOCK INCENTIVE COMPENSATION PLAN

We have reserved a total of 800,000 shares of common stock for grants to employees and consultants. No options have been granted from the plan.

INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF THEIR LIABILITY

Officers or directors are not liable to us or to our shareholders under Texas law, if they acted in a manner they believed in good faith to be in or not opposed to our best interests. They are not liable in any criminal proceeding if they had no reasonable cause to believe their conduct was unlawful. As permitted by Texas law, we will indemnify our officers and directors against liability and their defense costs in any proceeding in which they have been successful or where the directors who are not involved determines that the applicable standard of conduct has been met. We will pay reasonable expenses, including attorneys' fees, incurred by directors or officers in advance of the final disposition of a proceeding, if they furnish written affirmation of good faith belief that they have met the applicable standard of conduct, together with a written promise to repay any advances if it is determined they are not entitled to indemnification. We have been informed that, in the opinion of the Securities and Exchange Commission, any indemnification for liabilities arising under the federal Securities Act of 1933 is unenforceable, as against public policy expressed in that Act. We do not presently carry any insurance against the liability of our officers and directors.

PRINCIPAL SHAREHOLDERS

The following table shows the beneficial ownership of our common stock immediately prior to this offering, and as adjusted to reflect the sale of the shares being offered, for shares owned by:

(i) each of our directors and executive officers,
(ii) each shareowner we know to own beneficially 5% or more of the outstanding shares of our common stock and
(iii) all directors and officers as a group.

We believe that the beneficial owners of the common stock listed below, based on information they furnished, have sole investment and voting power over their shares, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER         NUMBER OF      PERCENTAGE OF TOTAL COMMON
                                                STOCK BENEFICIALLY OWNED
                                 Shares
                                 Beneficially
                                 Owned
                                                Before Offering  After Offering

Glen T. Odom                    1,629,000          25.70             22.20
Kyle Shanks                     1,339,500          21.10             18.20
H. Lee Murphy III               1,289,000          20.30             17.50
Robert Young                      150,000           2.40              2.00
William Jayroe                    150,000           2.40              2.00
Thad Minyard                      125,000           2.00              1.70
John Echols                        30,000           0.50              0.40
CJAB Associates*                  902,000          14.20             12.30
Total                           5,614,500

All directors and executive
officers as a group (8 Persons)                   88.40             76.40%

*CJAB Associates is a partnership led by our COO, Mr. Glen Odom. (1) The percentage of shares beneficially owned before this offering is based on total outstanding shares of 6,348,500. The percentage of shares beneficially owned after this offering is based on total outstanding shares of 7,348,500.

DESCRIPTION OF SECURITIES

Our articles of incorporation and the Texas Business Corporation Code authorize us to issue up to 10,000,000 shares of common stock. Before sales in this offering, we had 6,348,500 shares of common stock outstanding, held by 32 shareholders. No shares of preferred stock have ever been issued.

COMMON STOCK

The owners of common stock elect all the members of our board of directors. Each share owned is entitled to one vote on all matters to be voted on by shareholders. A majority of the shares issued is a quorum. The shareholders are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available. In the event of liquidation, dissolution or winding up of the corporation, the shareowners are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities. Shareholders, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock, and the shares issued in this offering, will be fully paid and nonassessable. The transfer agent and registrar for our common stock will be the company itself.

FUTURE RE-SALES OF SECURITIES

The shares sold in this offering will be freely tradable, without restriction or registration under federal securities laws. Sales of shares to residents of certain states or jurisdictions may require registration or an applicable exemption from registration provisions of the shares in those states or jurisdictions.

ORDER-MATCHING SERVICE

The shares have been not been approved for listing on any registered national securities exchange or on the NASDAQ stock market. After completion of this offering, we expect to arrange for Three Arrows Capital or another registered securities broker-dealer to provide an order-matching service for persons wishing to sell or buy shares after this offering is over. However, it is possible that this service may not become or remain available. In that case, anyone wishing to sell shares would have to find a buyer and make arrangements for the price, payment and transfer of the shares.

LIMITATIONS ON TRANSFER OF SHARES

There is currently no public market for our common stock, and there is little likelihood that an active trading market will develop in the near future as a result of this offering. The Registration Statement, of which this prospectus is a part, is intended to be qualified with the Securities and Exchange Commission pursuant to Form SB-2 under the Securities Act, and as such, the shares will become freely traded under the federal securities laws. The shares, however, will have been registered in only a limited number of states and may not be sold or otherwise transferred to persons who are residents of any state in which the shares have not been registered unless they are subsequently registered or there exists an exemption from the applicable state's registration requirements with respect to such sale or transfer. We will file in the State of Texas and certain other states we will determine later.

QUALIFIED SMALL BUSINESS ISSUER CAPITAL GAINS TAX EXCLUSION

In 1993 IRS Section 1202 was enacted to provide a 50-percent exclusion of any gain from the sale of "qualified small business stock." For the shares to qualify for the exclusion, several tests must be met. For instance, the shares must be purchased directly from the Company, not in a later trading market, and the shares must be held for at least five years. In addition, a "qualified small business" must not have more than $50 million in assets at all times before the issuance of the stock and immediately thereafter.

Further, at least 80 percent of the assets must be used in the "active conduct of one or more qualified trades or businesses" throughout the holding period. There are also limitations on the persons who may use the exclusion. Prospective investors should consult their own tax advisers as to the availability of the exclusion.

SHARES ELIGIBLE FOR FUTURE SALE

Upon consummation of this offering, we will have up to 7,348,500 shares of common stock outstanding, of which the 1,000,000 being offered hereby will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate", which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act.

All of the remaining 6,348,500 shares of common stock currently outstanding are "restricted securities" or owned by "affiliates", as those terms are defined in Rule 144, and may not be sold publicly unless they are registered under the Securities Act or are sold pursuant to Rule 144 or another exemption from registration. The 6,348,500 restricted shares will be eligible for sale without registration under Rule 144, 365 days following the completion date of this prospectus.

LOCKUP AGREEMENT

All executive officers and directors and certain principal shareholders (representing over 88% of the 6,348,500 outstanding shares of common stock) have agreed for a period of 12 months following the qualification date of this prospectus, without the underwriter's prior written consent, not to sell or otherwise dispose of any shares of common stock in any public market transaction including pursuant to Rule 144.

RULE 144

In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of us or persons whose shares are aggregated with an affiliate who has owned restricted shares of common stock beneficially for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

o    1% of the then outstanding shares of the issuer's common stock; or
o the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer, as required by Rule 144, is then available and the seller complies with certain other requirements.

RULE 144(K)

A person who is not an affiliate, has not been an affiliate within three months prior to sale, and has beneficially owned the restricted shares for at least two years, is entitled to sell such shares under Rule 144(k) without regard to any of the limitations described above.

MINIMAL PRIOR MARKET

Prior to this offering, there has been no market for the common stock, and we cannot predict the effect, if any, that market sales of shares of common stock, or the availability of such shares for sale, will have on the market prices of the common stock prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital through the sale of our equity securities.

PLAN OF DISTRIBUTION

We are offering to sell up to 1,000,000 shares (maximum) of common stock at an offering price of $10.00 per share on a best-efforts basis. We have agreed to pay to a broker-dealer, Three Arrows Capital Corporation, 7517 Westfield Drive, Bethesda, MD 20817-6627, (301) 229 6240 (the "Selling Agent") a sales commission of 5percent, or $.50 per share. In addition, we have agreed to issue warrants to the broker-dealer to purchase shares at the offering price, within the four years following the completion of the offering, at the rate of one warrant for each twelve shares sold, and paid a fee of $10,000 for due diligence and consultation. Warrants to be received by the Selling Agent are restricted from sale, transfer, assignment or hypothecation for a period of two years from the effective date of the offering except to officers or partners (not directors) of the Selling Agent and members of the selling group and/or their officers or partners. Three Arrows Capital Corp. is a registered broker-dealer with the NASD and is registered with the states of Maryland, Texas and numerous other jurisdictions. We have also agreed to indemnify the Selling Agent for any material misstatement in its filing. We have no plans, proposals, arrangements, or understandings with the Selling Agent, other than the warrant shares of the Company's common stock, with regard to future transactions. No other material relationships exist between the Selling Agent and us or our management.

None of our officers, employees, or directors will be paid a commission in connection with the sale of any shares, nor will any officer, employee, or director undertake the sale of the shares. Sale of the shares will only be undertaken by the Selling Agent. None of the principal shareholders nor our management nor the Selling Agent will buy shares in the offering. The shares will be offered by the Selling Agent on our behalf primarily through direct solicitations, media coverage, and posting of announcements.

We reserve the right to reject any subscription in its entirety or to allocate shares among prospective investors. If any subscription is rejected, funds received by us for such subscription will be returned with interest and without deduction. Subscribers will be required to make certain representations and warranties in the subscription agreement that should be carefully read before signing.

Prior to this offering, there has been no public market for the common stock. Consequently, the initial public offering price per share of the common stock has been determined arbitrarily by negotiation between the Company and the Selling Agent and does not necessarily bear any relationship to the Company's asset value, net worth or other established criteria of value. The factors considered in such negotiations, in addition to prevailing market conditions, include the history and prospects of the industry in which the Company competes, and assessment of the Company's management, the prospects, of the Company, its capital structure, the market for initial public offerings and certain other factors as are deemed relevant.

Within five days of its receipt of a subscription agreement from the Selling Agent confirming that an accompanying check for the purchase price of shares has been received, we will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which subscription has been accepted by us. We reserve the right to reject orders for the purchase of shares in whole or in part. Not more than thirty days following the mailing of its written confirmation a subscriber's common stock certificate will be mailed by first class mail.

ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 under the Securities and Exchange Commission in Washington, D.C. with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules thereto filed as a part thereof. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. The registration statement, including all amendments, exhibits and schedules thereto, may be inspected without charge at the office of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549 or by calling 1/800/SEC-0330. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding issues that file electronically with the Commission. The address of the site is http://www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the SEC and will be required to file periodic reports, proxy statements and other information with the SEC. We intend to furnish to our stockholders annual reports containing audited financial statements and we may also issue quarterly reports containing unaudited interim financial information for the first three quarters of each fiscal year.

DETERMINATION OF OFFERING PRICE

Because there has been no market for our common stock, the public offering price has been determined by our board of directors. Among the factors considered were our results of operations, our current financial condition, our future prospects, the state of the markets for our products and services, the experience of management and the economics of the industry segment in general.

EXPERTS

The financial statements of ReGeneTech, Inc. and predecessor companies as of and for the periods ended July 31, 2003, have been included in this prospectus in reliance on the report of Thomas Leger & Co., L.L.P. certified public accountants.

                         Index to financial statements

          Independent Auditors' Report                                    F-1

          Balance Sheet as of July 31, 2002                               F-2

          Statement of Loss for the Period from
             Inception (March 7, 2002) to July 31, 2002                   F-3

          Statement of Shareholders' Equity for the Period
             from inception (March 7, 2002) to July 31, 2002              F-4

          Statement of Cash Flows for the Period from
             inception (March 7, 2002) to July 31, 2002                   F-5

          Notes to Financial Statements                                   F-6-12

                            [Outside Back Cover Page]

Until ______________, 2003 (90 days after the date of this prospectus) all dealers effecting transactions in these shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Regentech, Inc.
(formerly Biocell Innovations, Inc.)
Houston, Texas


We have audited the accompanying balance sheet of Regentech, Inc. (formerly Biocell Innovations, Inc.), (a Texas Corporation and development stage company) as of July 31, 2002 and the related statement of loss, shareholders' equity, and cash flows for the period from inception (March 7, 2002), to July 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regentech, Inc. (formerly Biocell Innovations, Inc.), as of July 31, 2002 and its losses and cash flows for the period from inception (March 7,2002) to July 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage company engaged in medical research and development of medical technology and treatment methodologies. The Company has had less than five months of activity and has liquidity problems. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                           Thomas Leger & Co., L.L.P.


Houston, Texas
October 15, 2002, except for the second paragraph of Note 7, as to which the date is November 18, 2002



                                REGENETECH, INC.
                      (FORMERLY BIOCELL INNOVATIONS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                  JULY 31, 2002
                                  -------------

                                     ASSETS


CURRENT ASSETS
           Cash                                                 37,929
           Prepaid expense and other current assets             39,542
                                                              ---------

                               Total current assets             77,471

           Property and equipment, net                          33,158
           Licenses, net                                        99,794
                                                              ---------

TOTAL ASSETS                                                   210,423
                                                              =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
           Accounts payable                                      2,173
           Sponsored research payable                           31,250
           License payable                                      45,000
           Payroll taxes payable                                20,635
           Deferred salaries                                    45,274
                                                              ---------

                               Total current liabilities       144,332
                                                              ---------

COMMITMENTS & CONTINGENCIES                                           -
                                                              ---------

SHAREHOLDERS' EQUITY

           Common stock, no par, 10,000,000
              shares authorized, 6,718,500 shares
              outstanding                                      250,057
           Paid-in capital - stock option                        8,333
           Accumulated deficit                                (192,299)
                                                             ----------

                               Total shareholders' equity       66,091
                                                              ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     210,423
                                                              =========




                     The accompanying notes are an integral
                       Part of these financial statements
                                      F-2



                                REGENETECH, INC.
                      (FORMERLY BIOCELL INNOVATIONS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF LOSS FOR THE PERIOD FROM INCEPTION
                         (MARCH 7, 2002) TO JULY 31, 2002
                        ---------------------------------


EXPENSES
      General and administrative                               $19,627
      Consulting fees                                           19,057
      Laboratory fees                                           19,500
      Telephone expense                                          8,707
      Insurance                                                  2,500
      Depreciation & amortization                                1,624
      Salary expense                                           111,875
      Payroll taxes                                              9,409
                                                              --------
          Operating costs and expenses                         192,299
                                                              --------

      Loss from operations before taxes                      (192,299)

      Provision for taxes                                         -
                                                              --------

NET LOSS                                                     (192,299)
                                                             =========

      Basic and diluted loss per share                        $ (0.03)
                                                             =========

      Basic weighted average shares outstanding              6,082,692
                                                             =========




                     The accompanying notes are an integral
                       Part of these financial statements
                                      F-3



                                REGENETECH, INC.
                                (FORMERLY BIOCELL
                               INNOVATIONS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                STATEMENT OF SHAREHOLDERS' EQUITY FOR THE PERIOD
                FROM INCEPTION (MARCH 7, 2002) TO JULY 31, 2002
                -----------------------------------------------

                                                                                    Paid-In
                                                                                    Capital -
                                                         Common Stock               Stock          Accumulated
                                                    Shares          Amount          Option          Deficit          Total
                                                    ------          ------          ------          -------          -----
Balance at inception, March 7, 2002                   -             $  -            $  -            $  -             $  -

Stock issued for consulting services             5,557,000           5,557             -               -              5,557
Stock issued for license agreement                 902,000          15,000             -               -             15,000
Stock  options  issued  for
      consulting services                             -                -              8,333            -              8,333
Stock issued for cash                              259,500         229,500             -               -            229,500
Net loss                                              -                -               -           (192,299)       (192,299)
                                                ----------       ---------        ---------        ---------       ---------
Balance at July 31, 2002                         6,718,500        $250,057           $8,333       $(192,299)       $ 66,091
                                                ==========       =========        =========        =========       =========




                     The accompanying notes are an integral
                       Part of these financial statements
                                      F-4



                                REGENETECH, INC.
                   (FORMERLY  BIOCELL  INNOVATIONS,  INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
         FOR THE PERIOD FROM INCEPTION (MARCH 7, 2002) TO JULY 31, 2002
         --------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
         Net loss                                                                    $(192,299)
         Adjustments to reconcile net loss to net cash
            used in operating activities:
                 Depreciation and amortization                                           1,624
                 Common stock issued for consulting services                             5,557
                 Stock options issued for consulting services                            8,333
                           Net changes in operating assets and liabilities:
                                    Prepaids                                           (39,542)
                                    Payroll taxes                                       20,635
                                    Accounts payable                                     2,173
                                    Accrued salaries                                    45,274
                                    Research payable                                    31,250
                                    Licenses payable                                    45,000
                                                                                     ----------
                                        Net cash used in operating activities          (71,995)
                                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
                           Purchase of licenses                                        (85,000)
                           Purchase of fixed assets                                    (34,576)
                                                                                    -----------
                                        Net cash used in investing activities         (119,576)
                                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
                           Proceeds from issuance of common stock                      229,500
                                                                                     ----------
                                       Net cash provided by financing activities       229,500
                                                                                     ----------

INCREASE IN CASH                                                                        37,929
CASH AT BEGINNING OF PERIOD                                                               -
                                                                                     ----------
CASH AT END OF PERIOD                                                                 $ 37,929
                                                                                     ==========

SUPPLEMENTAL INFORMATION
         Interest paid                                                              $     -
         Income taxes paid                                                                -
         Stock issued for purchase of license                                           15,000




                     The accompanying notes are an integral
                       Part of these financial statements
                                      F-5

1. ORGANIZATION & SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                      NATURE OF OPERATIONS AND ORGANIZATION

Regenetech, Inc. ("The Company") (formerly Biocell Innovations, Inc.) is a development stage company that was incorporated in Texas on March 7, 2002. The Company is engaged in medical research and developing technologies for commercialization of three-dimensional bone marrow cells, blood platelets, adult stem cells, and their derivatives for biomedical applications.

BASIS OF PRESENTATION
-----------------------

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosure. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term securities purchased with an original maturity of three months or less to be cash equivalents.

PREPAIDS AND OTHER CURRENT ASSETS
-------------------------------------

Prepaids and other current assets consist of $9,950 paid for amounts related to writing future Securities and Exchange Commission filings. This amount will be expensed at the time the filing is written and filed. The balance of $29,592 relates to a research agreement. See "Note 3. Agreements - Sponsored Research."

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, generally four years, or the shorter of the useful lives. Routine repairs and maintenance costs are charged to operations as incurred while the costs of significant improvements are capitalized. The major classes of property and equipment are as follows: computer equipment, $21,938, and research equipment, $12,638. Depreciation expense and accumulated depreciation for the period ended was $1,418.


1. ORGANIZATION & SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLES
-----------

The Company has adopted Statements of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets." Intangibles, consisting primarily of a licensing agreement, are being amortized over the estimated useful life of four years.

INCOME TAXES

The Company uses the liability method of accounting for income taxes as set forth in SFAS No. 109, "Accounting for Income Taxes". Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will assure full realization. Income tax expense is the current tax payable or refundable or the period plus or minus the net change in the deferred tax assets and liabilities.

STOCK-BASED COMPENSATION
-------------------------

SFAS No. 123, "Accounting for Stock-Based Compensation" prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options. As allowed by SFAS No. 123, the Company continues to apply the provisions of Accounting Principles Board Opinion No. 25 ("APB No. 25") "Accounting for Stock issued to Employees" and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the determined fair value of the Company's stock at the date of grant over the stock purchase price.

Stock compensation expense for stock granted to non-employees has been determined in accordance with SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18"), as the fair value of the consideration received or the fair value of the equity instruments issued whichever is more reliably measured.

NET LOSS PER SHARE
---------------------

Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted average of common shares outstanding during the period. Diluted per share amounts assume the conversion, exercise, or issuance of all potential common stock instruments unless the effect is anti-dilutive, thereby reducing the loss or increasing the income per common share. As described in Note 4, at July 31, 2002, the


NET LOSS PER SHARE (CONTINUED)
----------------------------------

Company had 100,000 stock options outstanding to purchase a total of 100,000 shares of common stock at a weighted average exercise price of approximately $.0001. However, because the Company incurred losses in 2002, the inclusion of those potential common shares in the calculation of diluted loss per share would have anti-dilutive effect, therefore, basic and diluted per share amounts were the same in 2002.

RECENT ACCOUNTING PRONOUNCEMENTS
----------------------------------

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 eliminates the requirement to classify gains and losses from the extinguishment of indebtedness as extraordinary, requires certain lease modifications to be treated the same as a sale-leaseback transaction, and makes other non-substantive technical corrections to existing pronouncements. SFAS 145 is effective for fiscal years beginning after May 15, 2002, with earlier adoption encouraged. The Company is required to adopt SFAS 145 effective January 1, 2003. The Company does not believe that the adoption of SFAS 145 will have a material effect on the Company's financial position, results of operations, or cash flows.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS 146 requires recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred, as opposed to when the entity commits to an exit plan under EITF No. 94-3. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not believe that the adoption of SFAS 146 will have a material effect on the Company's financial position, results of operations, or cash flows.

2. GOING CONCERN

Since inception, the Company has been considered a development stage company and has not generated any operating revenue. To fund its development stage activities to date, the Company has relied on the sale of its common stock. There is substantial doubt that the Company will generate sufficient revenues during 2002 to meet its operating cash requirements. Accordingly, the Company's ability to continue operations through 2002 depends on its success in obtaining equity financing in an amount sufficient to support its operations. This raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty. The Company intends to raise additional capital through private or public securities offerings.

3. AGREEMENTS

EMPLOYMENT AND CONSULTING
---------------------------

The Company has employment contracts with four shareholders, which set out their annual salary and additional benefits. The contract is for two years, automatically extended for three more years unless terminated in accordance with the terms of the contract, in which case, the employee is paid one year's salary in order to make the termination effective. Under the terms of the contract, approximately one-half of the employee salary is deferred until the Company has received from all sources cash receipts in the amount of $5,000,000. At this time the employee will be paid their deferred salary.

The Company also has a renewable two-year consulting agreement dated May 31, 2002, with an individual who is an employee of a major Houston cancer treatment center. This individual is to provide advice and consulting services to the Company with respect to matters related to bone marrow cell, blood platelets, adult stem cells, and their derivatives research as requested by the Company. Such advice shall be with respect to technology, patents, and publications. This individual shall also conduct research for the Company under the auspices of a sponsored research agreement between the Company and a major Houston cancer treatment center. The individual receives $2,000 per day for the consulting services rendered. If there is a conflict between the individual's obligations under his employer's policies and any of individual's obligations to Company pursuant to this agreement, the employer's obligations under his employer's policies take priority over any obligations the individual may have to the Company by reason of this agreement.

UNDERWRITING
------------

The Company entered into an Underwriting and Selling Agreement with Three Arrows Capital Corp. ("TAC") on April 21, 2002 whereby TAC will initiate a marketing program to raise capital, file registration statements, private placement memorandums, or business propositions, or to otherwise raise funds in a public or private offering. The Company agreed to up-front due diligence fees of $4,000 and consulting fees of $5,950, and will reimburse expenses (approximately $2,000) incurred by TAC during the registration process. TAC will receive 5% of the gross proceeds of the investment offering or consideration, contingent upon achieving the minimum specified for any offering. In addition, the Company will also grant warrants on shares sold at the rate of one warrant per twelve shares sold, effective at the minimum, with the term of the warrants to run from effective date of this agreement and for four years from the end of any offering period, not to exceed five years. In the event of a merger or acquisition in which the Company is not the surviving entity, TAC shall be entitled to receive 5% of the equivalent gross offering values received by the shareholders of the Company.

SPONSORED RESEARCH
-------------------
Effective May 15, 2002, the Company has entered into a six month sponsored research agreement in which they have sponsored research related to bone marrow cells and adult stem cells. The total cost for the six months is $46,875 and is due in installments of $15,625 per month for the first three months.

LICENSING
---------

The Company entered into a licensing agreement ("Agreement"), effective July 29, 2002 with National Aeronautics and Space Administration as representative of the Government of the United States whereby the original license to the agreement assigned all its rights to the Company. The effective date of the original license is November 8, 2001.

The Agreement grants the Company a terminable royalty bearing license to make, have made use, and offer to sell, sell, transfer or dispose of the United State patents as listed in the Agreement. The right granted under this Agreement is defined further in the Agreement. This license is limited to the United States of America, its territories and possessions.

The Agreement has a term equal to the expired term of the last patent, which is approximately 2037. The Agreement provides for a $100,000 payment of which $15,000 was paid by the original licensee and $40,000 by the Company. Per discussion with the Company's legal counsel, a verbal agreement was entered into to extend the Agreement until February 1, 2003, at which time $45,000 will be due from the Company. The Agreement also provides for a royalty of 5% of net sales of royalty base products as defined in the Agreement on the first $1,000,000 of sales and 3% on the sales in excess of $1,000,000. The dollar amounts are based on a six-month period.

A minimum royalty of $10,000 is due every six months during 2004 and 2005, $15,000 every six months for 2006 and 2007 and $25,000 every six months thereafter.

The Agreement also provides for monetary and performance benchmarks. $500,000 must be invested within 12 months of the effective date of the agreement and an aggregated $2,000,000 must be invested during 30 months from the effective date of the agreement. The performance dates are defined in the Agreement.

The cost of the acquired license is amortized over its estimated life of four years. Amortization expense was $206 for the period ended July 31, 2002.




4. STOCK OPTIONS

In May 2002, in connection with a consulting agreement entered into for consulting services to be provided to the Company with respect to matters related to bone marrow cell, blood platelets, adult stem cells, and their derivatives research, the Company issued an option to purchase 100,000 shares of the Company's common stock for $10. This option may be exercised at any time during the term of the consulting agreement of two years. The fair value of $100,000 for the stock option determined under the Black-Scholes option pricing model is being recorded on a monthly basis over the twenty-four month service life of the consulting agreement. The balance of $91,667 will be recorded monthly over the remaining service period of the consulting agreement.

The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option pricing-model. The following assumptions were used: no dividend yield, risk-free interest rate of 5.7%, expected life of five years, and no volatility since the Company does not have any trading history. The Black-Scholes option valuation model and other existing models were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of and are highly sensitive to subjective assumptions including the expected stock price volatility. The Company's stock options have characteristics significantly different from those of traded options, and changed in the subjective input assumptions can materially affect the fair value estimate.

5. INCOME TAXES

At July 31, 2002, the Company had an operating loss of $204,455. The operating loss is reduced by $9,084 of non-deductible amounts to arrive at a net operating loss of $195,371 for tax purposes which provides a future tax benefit of $66,500 computed at the statutory rate. This future tax benefit has a valuation allowance of $66,500.

6. CONTINGENCIES

From time to time, the Company may be involved in litigation relating to claims arising out of its ordinary course of business. Management believes that there are no claims or actions pending or threatened against the Company, the ultimate disposition of which would have a material impact on the Company's financial position, results of operations or cash flows.

7. SUBSEQUENT EVENTS

In August and September, 2002, the Company sold an additional 130,000 shares of common stock at $1 per share.

In November 2002, the Company entered into an agreement and release with a former officer, director, employee, and shareholder of the Company. This agreement is effective through February 1, 2003, with the Company having the option to extend for one year upon expiration. Under the terms of the agreement, the individual resigns from all officer, director, and employee positions held with the Company. In addition, all stock issued to individual is forfeited and will be recorded as treasury stock by the Company. The Company retains the individual's services as an independent contractor and consultant for approximately $19,000, which is to be paid over the duration of the agreement.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

The Registrant's Articles of Incorporation, Article 6, provide that the personal liability of a director to the Registrant or its shareholders for monetary damages for breach of duty of care or other duty as a director shall be limited to the amount of the director's compensation for services as a director during the twelve-month period immediately preceding the breach. The exceptions to this limitation are a director's liability for (i) any appropriation, in violation of the director's duties, of any business opportunity of the Registrant's, (ii) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) liability as required by the Texas Business Corporation Code and (iv) any transaction from which the director derived an improper personal benefit.

The Registrant's Bylaws, Article Ten, require the Registrant to indemnify officers or directors who are made or threatened to be made a party to any proceeding because they were officers or directors, to the extent that they have been successful in their defense. The indemnification is subject to a determination that the officers or directors acted in the manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. This determination is to be made by a majority vote of a quorum of disinterested directors, or a firm of independent legal counsel or an affirmative vote of a majority of the Registrant's shares. If any indemnification is paid otherwise than by a court order, action by the shareowners or by the issuer's insurance carrier, information about the payment is to be mailed to each shareowner. The Registrant may advance expenses incurred by an officer or director in defending a civil or criminal action. The officer or director must repay the advances if it is determined that indemnification is not authorized.

These provisions in the Registrant's articles and bylaws may permit indemnification to directors, officers or persons controlling the Registrant for liabilities arising under the Securities Act of 1933. The Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.


All expenses of the offering are estimated to be:

         Securities and Exchange Commission filing fee     $    920
         NASD filing fee  .                                   1,500
         Blue sky fees and expenses                           6,000
         Accountant's fees and expenses                      12,000
         General Counsel's fees and expenses                 10,000
         Consultants                                         10,000
         Printing                                             3,500
         Postage                                              1,000
         Marketing expenses                                  14,580
         Miscellaneous                                          500
                                                        ------------
              Total                                      $    60,000
                                                        ============

No premium is to be paid on any policy to insure or indemnify directors or officers against any liabilities they may incur in the registration, offering or sale of these securities.

Item 26. Recent Sales of Unregistered Securities.

(a) The only securities that the Registrant sold within the past three years without registering the securities under the Securities Act were all the outstanding shares.

(b) No underwriters were used. There were 33 purchasers, all of whom are accredited investors as defined in Section 2(15)(ii) of the Securities Act of 1933 and Rules 215(d) and (e) and 501(a)(4) and/or (5), a sophisticated person as described in Rule 506(b)(2)(ii).

(c) All shares were sold for cash. The total offering price of the securities sold was $250,057. No underwriting discounts or commissions were paid.

(d) The Registrant claims exemption from registration under Rule 701 of the General rules and Regulations under the Securities Act of 1933. The facts relied upon to make the exemption available are that the sale was to persons who had access to all the information about the Registrant necessary to make an informed investment decision including financial statements.

All stock certificates issued in connection with transactions prior to this offering will be legended to reflect their restricted status.

Item 27. Exhibits

Exhibits listed below are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B.
Item  27.  Exhibits

     Exhibit
     Number       Description
     ------       -----------
     1.           Underwriting and Selling Agreement, dated March 21, 2002
                  between the Registrant and Three Arrows Capital Corp.,
                  including Letter Agreement, dated March 21, 2002 between the
                  Registrant and Three Arrows Capital Corp.
     3.1          Articles of Incorporation dated March 7, 2002
     3.2          Copy of Registrant's Amended and Restated Articles of
                  Incorporation dated May 9, 2002
     3.3          Copy of Registrant's Certificate of Amendment changing the name as filed on November 5, 2002
     3.3.2        Copy of the Texas Secretary of State registering the change of name of November 6, 2002
     3.4          Amended and Restated Bylaws of the Registrant dated
                  March 22,2002
     3.5          Copy of Registrant's Bylaws dated April 30, 2002
     4.1          Description of common stock certificate
     5*           Opinion and consent of Susan E. Conway, Esq., with respect to the legality of the shares
     10.1         Copy of Employment Agreement between Registrant and
                  Robert Young dated April 7, 2002
     10.2         Copy of Employment Agreement between Registrant and
                  Robert Parker dated December 4, 2002
     10.3         Copy of Employment Agreement between Registrant and
                  Donnie Rudd dated April 7, 2002
     10.4         Copy of Employment Agreement between Registrant and Glen Odom dated April 7, 2002
     10.5         Copy of Sponsored Laboratory Study Agreement between
                  Registrant and M.D. Anderson Cancer Center dated
                  May 15, 2002
     10.6         Copy of Amendment to Sponsored Laboratory Study Agreement
                  between Registrant and M. D. Anderson Cancer Center of
                  November 15, 2002 (draft, unsigned as of December 12, 2002)
     10.7         Copy of Consulting Agreement between Registrant and
                  Zeev Estrov, MD dated May 31, 2002
     10.8         Copy of Partially Exclusive License Agreement between NASA and CJAB Associates dated November 8, 2001
     10.9         Copy of Agreement between Registrant and CJAB Associates dated
                  April 21, 2002
     23.1         Consent of Thomas Leger & Co., L.L.P.,
                  Certified Public Accountants
     23.2         Consent of Counsel (reference is made to Exhibit 5)
    #24           Power of Attorney
    99.1          Lock-up Agreement

----------------------------------
*     To be filed by amendment
#     As filed in Part II of this Registration Statement

Item 28. Undertakings.

     (a) The Registrant hereby undertakes that it will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

              (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
              (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
              (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) The registrant has been advised that, in the opinion of the Securities and Exchange Commission, indemnification to directors, officers and controlling persons of the registrant for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FILING ON FORM SB-2 AND AUTHORIZES THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN HOUSTON, TEXAS, ON DECEMBER 11, 2002.

     REGENETECH, INC. (Issuer)

     By /s/
     Robert Parker, Chief Executive Officer

Each person whose signature appears below appoints Robert Parker his or her attorney-in-fact, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this registration statement on Form SB-2 of ReGeneTech, Inc., Inc. and to file them, with all their exhibits and other related documents, with the Securities and Exchange Commission, ratifying and confirming all that their attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue of this appointment.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

        Signature              Title                                   Date
        ---------              -----                                   ----

                               President, Acting CEO           December 11, 2002
/s/------------------------
   Robert Parker

                               Chief Financial Officer,        December 11, 2002
/s/------------------------    Director, and Treasurer
   Robert Young               (Principal financial
                               and accounting officer)

                               Chief Operating Officer, VP,
/s/------------------------    & Director                      December 11, 2002
   Glen Odom

                               Director                        December 11, 2002
/s/------------------------
   Lee Murphy

                               Director                        December 11, 2002
/s/------------------------
   Kyle Shanks

                               Director                        December 11, 2002
/s/------------------------
   Thad Minyard

Exhibit 4.1 to Registration Statement on Form SB-2

The borders around the edge of the certificate and around the space for certificate number and number of shares are standard printer's form, with no text. The Company's corporate seal is reproduced at the bottom center of the front. The Company's logo is an eagle astride a shield of stars and stripes and appears centered near the top. Signature blanks of the chairman and secretary of the Company are at the bottom left and right.

On the reverse side of the certificate are language and spaces for use in effecting a transfer of the shares represented by the certificate.

                              SHARE PURCHASE ORDER

(For assistance in filling out this form, please see the reverse side)

To: ReGeneTech, Inc.,

Please deposit into "ReGeneTech Stock Offering", the attached payment and issue shares of ReGeneTech, Inc., common stock in the amount(s) and name(s) shown below. My signature acknowledges that I have received the Prospectus by which the shares are offered and that I am purchasing these shares for investment.

Signature:  ______________________                  ____________________
        Date

Enclosed is payment for _____ shares, at $10.00 per share, totaling $______________.

PLEASE MAKE CHECK PAYABLE TO: ReGeneTech Stock Offering, and mail with this share purchase order to: Three Arrows Capital Corp., 7517 Westfield Drive, Bethesda, MD 20817-6627. Phone (301) 229 6240, fax: (301) 229 5462.

Register the shares in the following name(s) and amount(s):

           Name(s)  ______________________         Number of shares __________

As (check one):

         Individual  _____         Joint Tenants  _______   Trust  ______

         Tenants in Common  _____  Corporation  _____       Custodial (UGMA)
_____    Other  ____


For the person(s) who will be registered shareowner(s):

         Mailing Address: _____________________________________________________

         City, State & Zip Code: ______________________________________________

         Telephone Number:   Business:  (    )       Home:  (    )
                            ---------------------------------------------------

         Joint Income is above __ or below  __ $200,000 per year.

         Social Security or Taxpayer ID Number:_________________________________

(Please attach any special mailing instructions other than shown above)

NO SUBSCRIPTION IS EFFECTIVE UNTIL ACCEPTANCE

(You will be mailed a signed copy of this agreement to retain for your records.)

Subscription accepted by ReGeneTech, Inc., Inc. and its representative:

-------------------------------------                ---------------------------
Robert Parker, President                                   Date

                                                                    Exhibit 99.1

HOW TO COMPLETE THE SHARE PURCHASE ORDER

Who should sign it? The person who is making the decision to buy shares. This may be different from the persons in whose names the shares are being registered.

Whose check can be used for payment? It should be either an account in the name of the person signing this Share Purchase Order or the name(s) in which the shares are to be registered. We cannot, for instance, accept a check on a corporate bank account, where the registered shareowner is to be an individual--unless there is an accompanying certified corporate resolution authorizing the use of corporate funds for that purpose.

Can I buy shares for more than one person on the same form? Yes, you can either squeeze in the other names and numbers of shares, or put "see attached" next to "Name(s)" on the form and put the names and number of shares on another sheet.

How can I buy shares for a person who is under 18 years old? There are Uniform Gift to Minors Acts in the states. The "Custodial" box can be checked and the shares can be registered in a form like: "Jane Doe, as custodian for Minor Doe, under UGMA." The effect is that Jane Doe can sell the shares, receive dividends and otherwise manage the investment, until Minor Doe becomes 18. Then, Jane Doe can request a replacement certificate in Minor Doe's name. If Jane Doe wants some other legal arrangement, such as holding the shares until Minor Doe is older than 18, she would have to create a trust agreement, using a lawyer or a do-it-yourself guide. She would then check the "Trust" box and fill in the name something like: "Jane Doe, trustee for Minor Doe," or "Jane Doe, Trustee under Trust Agreement dated [month, date, year.]"

Can I buy shares for an IRA or other retirement account? If the trust agreement permits it--that's between you and the trustee. If your trust agreement does not permit it (many brokerage, mutual fund or bank trustees will not permit it), then you may be able to "roll over" or open a new account with another trustee. The check needs to be from the trustee. You would check "Trust" on the form and write in something like: "[name of trustee company], trustee for Jane Doe IRA."

GUIDE TO REGISTERING INVESTMENTS

Joint Tenants: Two or more persons jointly own the shares. If one person passes away, all of the shares are transferred to the surviving person(s).

Tenants In Common: Two or more persons jointly own the shares. If one person passes away, half (or whatever individual fraction) automatically goes to the deceased's estate and not to the surviving person(s).

Trust: If you have established a trust for yourself, family or children. Please be sure to include exact name of the trust and the trust's taxpayer ID number.

Custodial: Usually established for a minor, so that an adult can maintain control/voting rights of the stock until the minor becomes of legal age (18). Registration should read as follows: Jane Doe as Custodian for Minor Doe under UGMA. Make sure to list the minor's social security number, not yours.

Other:   1) Partnership - Make sure to list Tax ID #
         2) IRA (Keogh, SEP or other retirement plan): Make sure your IRA allows for investments of this kind, check with your plan administrator.

Registration for all IRA's should read as follows: [Trustee or name of Plan] as Trustee for Jane Doe IRA Account # _________.